EXHIBIT 10.5
                                    AGREEMENT

THIS AGREEMENT is made and entered into effective the 21st day of August, 1998, by and between PAUL H. BICQUE (the "Executive"), and STANDARD COMMERCIAL TOBACCO SERVICES (U.K.), LTD., an English corporation (the "Company"); and STANDARD COMMERCIAL CORPORATION, a North Carolina (USA) corporation, in the limited capacity as Guarantor (the "Guarantor").

                              W I T N E S S E T H:

WHEREAS, the Company is a subsidiary of Guarantor, and as such is a member of the Standard group of companies (the "Standard Group"); and

WHEREAS, the Company, INTER ALIA, provides management and administrative support services to the Wool Division of the Standard Group (the "Wool Division"), including without limitation the employment of the Wool Division's managing director; and

WHEREAS, the Company and Executive desire to provide for Executive's continued employment with the Company as an Executive; and

WHEREAS, the Company is willing to employ Executive and Executive is willing to accept such employment upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual promises and premises herein expressed, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Employment of Executive; Duties.

         a. Company hereby employs the Executive and the Executive agrees to be employed by the Company in the capacity of Managing Director of the Wool Division, subject to the terms and conditions herein set forth. The Executive will report directly to the President and CEO of Guarantor.

         b. The Executive shall devote his full time, skill, attention, and best efforts to the business of the Company. Such time of the Executive shall be devoted as reasonably required to promote and protect the best interests of the Company. The Executive may serve as a director or consultant to other corporations only to the extent that such duties are known to and approved by Guarantor's CEO. The Executive shall not be restricted in making personal investments unless prohibited under this Agreement or unless such pursuits detract from the time and attention devoted by the Executive to the business of the Company.

2.       Compensation.

         a. The Company shall pay Executive such salary as shall be determined and set from time to time by the Company's management.

         b. Executive shall be entitled to participate in any fringe benefit program that the Company may establish and modify from time to time for the benefit of all its executive and management employees, including without limitation, health insurance, disability insurance, qualified stock option plans, non-qualified stock option plans, qualified retirement plans, non-qualified retirement plans, life insurance plans, and executive incentive compensation plans, provided that benefits shall not be duplicated for any specific benefit afforded Executive under the terms of this Agreement.


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3.       Vacation and Sick Leave.

         a. During the term of his employment hereunder, Executive shall be entitled to receive as an additional benefit annual vacation leave of four (4) weeks per year, during which time his compensation shall be paid in full. Vacation leave shall be taken by the Executive at such times as may be reasonably mutually agreed upon by the Executive and the Company. Earned vacations not taken in a calendar year may be accrued and carried forward to the following calendar year, or for such longer period, if any, as shall be consistent with the vacation policy of the Company for its executive officers. Any unused vacation time existing at the time Executive ceases to be employed by the Company shall be paid to him in cash at his then-current Annual Base Salary.

         b. Executive shall also be eligible for, and shall receive as an additional benefit, annual sick leave in accordance with the then-existing rules and regulations adopted and modified by the Company from time to time for its executive officers.

4.       Restrictive Covenants; Confidentiality of Customer List and Trade
         Secrets.

         Executive agrees that during the term of his employment and permanently following the termination of such employment for whatever reason, he will not disclose, directly or indirectly, to any person, firm, association, partnership, corporation, or other business entity, other than in discharge of his duties hereunder or pursuant to order of any court, governmental agency, or at the request of the Company, any information, the disclosure of which is or would be adverse to the business of the Company, its affiliates, subsidiaries, and/or Guarantor, including without limitation, information relating to:

                  (1) Business operations or internal corporate structure of the Company, its affiliates, subsidiaries, and Guarantor;

                  (2) Customers of the Company, its affiliates, subsidiaries, and Guarantor;

                  (3) Financial condition of the Company, its affiliates, subsidiaries, and Guarantor; and

                  (4) Any other information of a confidential or proprietary nature, including without limitation, trade secrets, technical data, sales figures and forecasts, marketing analyses and studies, and customer and price lists of the Company, its affiliates, subsidiaries, and Guarantor. All papers and records of every kind and description, including all memoranda, lists, tapes, notes, sketches, designs, plans, data, and other documents, whether or not made by Executive, relating to the business and affairs of the Company, its successors, affiliates, subsidiaries, and Guarantor, which shall at any time come into possession or control of the Executive, shall be surrendered to the Company, at the Company's expense, upon the Company's written request.


5.       Change in Control.

         In the event at any time during the continuation of this Agreement there is a change in control of the Wool Division, whether by way of spin-off, sale of all or substantially all of the stock and/or assets of the companies constituting the Wool Division, or otherwise (a "Change in Control"), which includes an offer of employment to Executive from the resulting (i.e., non-Standard Group) entity that constitutes the same or a substantially similar position as Executive's employment with the Company


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         (a "Similar Job Offer"),  the parties  agree that the Company shall pay to Executive within thirty (30) days following the completion of the Change in Control a lump sum severance benefit equal to one-half (1/2) of Executive's then-annual base salary (i.e., six (6) months' salary).

         In the event at any time during the continuation of this Agreement there is a Change in Control which does not include a Similar Job Offer, the parties agree that the Company shall retain Executive as an at-will employee, terminable at any time, at the same level of salary and benefits as immediately prior to the Change in Control, so as to allow the parties to evaluate whether any long term opportunities exist for Executive with the Company. In the event Executive's employment is terminated by the Company without cause during the one
(1) year period following the closing of the Change in Control, the parties agree that the Company shall pay to Executive within thirty (30) days following the termination of Executive's employment with the Company a lump sum severance benefit equal to two (2) times Executive's then-annual base salary (i.e., twenty-four (24) months' salary).

         The parties expressly agree that any payment made by the Company to or on behalf of Executive pursuant to this Section shall be in lieu of any and all other sums, severance and/or redundancy benefits to which Employee may be entitled contractually or under applicable law, and that such payment shall be and constitute Employee's sole and exclusive remedy following the termination of Employee's employment subsequent to a Change in Control.

6.       Guaranty.

         Guarantor joins in the execution of this Agreement for the express purpose of guaranteeing, absolutely and unconditionally, the obligations of the Company to the Executive hereunder, which guaranty shall be deemed to be a guaranty of payment and not of collection.

7.       Miscellaneous.

         a. This Agreement shall be governed by and construed in accordance with the laws of England.

         b. This Agreement is in addition to and not in lieu of the terms and conditions of that certain letter agreement by and between the Company and Executive dated February 7, 1996, a copy of which is attached hereto and incorporated herein by reference (the "Letter Agreement"), provided, however, that Paragraph 10 thereof is hereby amended to provide four (4) months' notice or pay in lieu instead of three (3) months' as stated therein. Notwithstanding anything to the contrary herein set forth, with respect to events arising out of or relating to a Change in Control, the parties agree that the terms of this Agreement shall be controlling and shall supersede the Letter Agreement in all respects. Any amendments to this Agreement must be in writing and signed by the Company, the Executive, and Guarantor.

         c. The Company shall indemnify Executive in his capacity as an executive officer of the Company consistent with and subject to the terms and conditions relating to indemnification contained in the Company's Articles of Association and Bylaws. This indemnity obligation shall survive the termination of this Agreement.

         d. This Agreement shall not be assignable by Executive, nor shall Executive's duties hereunder be delegable by Executive. This Agreement shall inure to the benefit of, and be binding upon any successor-in-interest to the Company.

         e. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance shall be held to be invalid or


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         unenforceable,   the  remaining  portion  of  such  provision  and  the
remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

         f. All section titles or captions contained in this Agreement are for convenience only, and shall not be deemed to be a part of the context, nor affect the interpretation of this Agreement.

         g. Failure by the Company to insist upon strict compliance with any of the terms, conditions and covenants of this Agreement shall not be deemed to be a waiver of such terms, conditions and covenants, nor shall any express written waiver or relinquishment of any right or power hereunder at any one or more times be deemed to be a waiver or relinquishment of such right or power at any other time or times.

         h. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, all of which shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the day and year first above written.

                               ______________________________________
                               Paul H. Bicque


                               STANDARD COMMERCIAL TOBACCO SERVICES (U.K.), LTD.

                               By:_____________________________________
                                             President


                              STANDARD COMMERCIAL CORPORATION,
                              Guarantor

                              By: _____________________________________
                                             President